Exhibit 32.2

 Commodore Applied Technologies, Inc. & Subsidiaries

Certification Of Chief Financial Officer

Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To

Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the annual report of Commodore Applied Technologies, Inc. (the “Company”) on form 10-K for the year ended December 31, 2006, Ted R. Sharp hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)

The annual report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the annual report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:

April 17, 2007

/s/ Ted R. Sharp

Ted R. Sharp

Chief Financial Officer